EXHIBIT 24 -- POWERS OF ATTORNEY

POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, John Belknap, appoints Robert E. Swanson and Martin V. Quinn, and each of them, as his true and lawful attorneys-in-fact with full power to act and do all things necessary, advisable or appropriate, in their discretion, to execute on his behalf as an Independent Trustee of Ridgewood Electric Power Trust I and of Ridgewood Electric Power Trust IV, the Annual Reports on Form 10-K for the year ended December 31, 1998 for each of the above-named trusts, and all amendments or documents relating thereto.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 27th day of March, 1999, at Naples, Florida.


                                 /s/John Belknap
                                  John Belknap

      POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, Richard Propper, M.D., appoints Robert E. Swanson and Martin V. Quinn, and each of them, as his true and lawful attorneys-in-fact with full power to act and do all things necessary, advisable or appropriate, in their discretion, to execute on his behalf as an Independent Trustee of Ridgewood Electric Power Trust I and of Ridgewood Electric Power Trust IV, the Annual Reports on Form 10-K for the year ended December 31, 1998 for each of the above-named trusts, and all amendments or documents relating thereto.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 27th day of March, 1999, at Naples, Florida.


                            /s/Richard Propper, M.D.
                              Richard Propper, M.D.